EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our North America Truck segment, North America Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activity.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended July 31, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,806	$—	$—	$2,806
Finance revenues	—	60	(22)	38
Sales and revenues, net	2,806	60	(22)	2,844
Costs of products sold	2,417	—	—	2,417
Restructuring charges	16	—	—	16
Asset impairment charges	4	—	—	4
Selling, general and administrative expenses	217	25	(1)	241
Engineering and product development costs	80	—	—	80
Interest expense	60	18	—	78
Other expense (income), net	17	(7)	(21)	(11)
Total costs and expenses	2,811	36	(22)	2,825
Equity in income of non-consolidated affiliates	2	—	—	2
Income (loss) before equity income from financial services operations and income taxes	(3)	24	—	21
Equity income from financial services operations	15	—	(15)	—
Income (loss) from continuing operations before income taxes	12	24	(15)	21
Income tax expense	(5)	(9)	—	(14)
Income (loss) from continuing operations	7	15	(15)	7
Income from discontinued operations, net of tax	1	—	—	1
Net income (loss)	8	15	(15)	8
Less: Income attributable to non-controlling interests	10	—	—	10
Net income (loss) attributable to Navistar International Corporation	$(2)	$15	$(15)	$(2)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Nine Months Ended July 31, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$7,683	$—	$—	$7,683
Finance revenues	—	172	(57)	115
Sales and revenues, net	7,683	172	(57)	7,798
Costs of products sold	6,899	—	—	6,899
Restructuring charges	26	1	—	27
Asset impairment charges	172	1	—	173
Selling, general and administrative expenses	649	71	(3)	717
Engineering and product development costs	253	—	—	253
Interest expense	182	52	—	234
Other expense (income), net	73	(24)	(54)	(5)
Total costs and expenses	8,254	101	(57)	8,298
Equity in income of non-consolidated affiliates	5	—	—	5
Income (loss) before equity income from financial services operations and income taxes	(566)	71	—	(495)
Equity income from financial services operations	45	—	(45)	—
Income (loss) from continuing operations before income taxes	(521)	71	(45)	(495)
Income tax benefit (expense)	1	(26)	—	(25)
Income (loss) from continuing operations	(520)	45	(45)	(520)
Income from discontinued operations, net of tax	3	—	—	3
Net income (loss)	(517)	45	(45)	(517)
Less: Income attributable to non-controlling interests	30	—	—	30
Net income (loss) attributable to Navistar International Corporation	$(547)	$45	$(45)	$(547)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended July 31, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,820	$—	$—	$2,820
Finance revenues	—	62	(21)	41
Sales and revenues, net	2,820	62	(21)	2,861
Costs of products sold	2,547	—	—	2,547
Restructuring charges	5	1	—	6
Asset impairment charges	17	—	—	17
Selling, general and administrative expenses	286	23	(1)	308
Engineering and product development costs	99	—	—	99
Interest expense	60	17	(1)	76
Other expense (income), net	43	(2)	(19)	22
Total costs and expenses	3,057	39	(21)	3,075
Equity in income of non-consolidated affiliates	3	—	—	3
Income (loss) before equity income from financial services operations and income taxes	(234)	23	—	(211)
Equity income from financial services operations	16	—	(16)	—
Income (loss) from continuing operations before income taxes	(218)	23	(16)	(211)
Income tax expense	(9)	(7)	—	(16)
Income (loss) from continuing operations	(227)	16	(16)	(227)
Loss from discontinued operations, net of tax	(10)	—	—	(10)
Net income (loss)	(237)	16	(16)	(237)
Less: Income attributable to non-controlling interests	10	—	—	10
Net income (loss) attributable to Navistar International Corporation	$(247)	$16	$(16)	$(247)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Nine Months Ended July 31, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$7,905	$—	$—	$7,905
Finance revenues	—	178	(59)	119
Sales and revenues, net	7,905	178	(59)	8,024
Costs of products sold	7,196	—	—	7,196
Restructuring charges	10	4	—	14
Asset impairment charges	17	—	—	17
Selling, general and administrative expenses	842	66	(3)	905
Engineering and product development costs	310	—	—	310
Interest expense	190	52	(2)	240
Other income, net	27	(8)	(54)	(35)
Total costs and expenses	8,592	114	(59)	8,647
Equity in income of non-consolidated affiliates	6	—	—	6
Income (loss) before equity income from financial services operations and income taxes	(681)	64	—	(617)
Equity income from financial services operations	42	—	(42)	—
Income (loss) from continuing operations before income taxes	(639)	64	(42)	(617)
Income tax expense	(31)	(22)	—	(53)
Income (loss) from continuing operations	(670)	42	(42)	(670)
Loss from discontinued operations, net of tax	(40)	—	—	(40)
Net income (loss)	(710)	42	(42)	(710)
Less: Income attributable to non-controlling interests	34	—	—	34
Net income (loss) attributable to Navistar International Corporation	$(744)	$42	$(42)	$(744)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of July 31, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$517	$30	$—	$547
Marketable securities	581	37	—	618
Restricted cash	21	100	—	121
Finance and other receivables, net	594	2,462	(453)	2,603
Inventories	1,445	17	—	1,462
Goodwill	38	—	—	38
Property and equipment, net	1,399	258	—	1,657
Investments in and advances to financial services operations	700	—	(700)	—
Investments in non-consolidated affiliates	72	—	—	72
Deferred taxes, net	165	27	—	192
Other assets	366	26	—	392
Total assets	$5,898	$2,957	$(1,153)	$7,702
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,979	$46	$(453)	$1,572
Debt	3,141	2,063	—	5,204
Postretirement benefits liabilities	2,494	35	—	2,529
Other liabilities	2,330	113	—	2,443
Total liabilities	9,944	2,257	(453)	11,748
Redeemable equity securities	2	—	—	2
Stockholders' equity attributable to non-controlling interest	34	—	—	34
Stockholders' equity (deficit) attributable to controlling interest	(4,082)	700	(700)	(4,082)
Total liabilities and stockholders' equity (deficit)	$5,898	$2,957	$(1,153)	$7,702

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$727	$28	$—	$755
Marketable securities	796	34	—	830
Restricted cash	26	65	—	91
Finance and other receivables, net	767	2,284	(350)	2,701
Inventories	1,194	16	—	1,210
Goodwill	184	—	—	184
Property and equipment, net	1,521	220	—	1,741
Investments in and advances to financial services operations	686	—	(686)	—
Investments in non-consolidated affiliates	77	—	—	77
Deferred taxes, net	204	27	—	231
Other assets	464	31	—	495
Total assets	$6,646	$2,705	$(1,036)	$8,315
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,824	$28	$(350)	$1,502
Debt	3,219	1,866	—	5,085
Postretirement benefits liabilities	2,614	38	—	2,652
Other liabilities	2,590	87	—	2,677
Total liabilities	10,247	2,019	(350)	11,916
Redeemable equity securities	4	—	—	4
Stockholders' equity attributable to non-controlling interest	44	—	—	44
Stockholders' equity (deficit) attributable to controlling interest	(3,649)	686	(686)	(3,649)
Total liabilities and stockholders' equity (deficit)	$6,646	$2,705	$(1,036)	$8,315

Condensed Statements of Cash Activity
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Nine Months Ended July 31, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(517)	$45	$(45)	$(517)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	176	1	—	177
Depreciation of equipment leased to others	47	32	—	79
Amortization of debt issuance costs and discount	30	8	—	38
Deferred income taxes	(4)	—	—	(4)
Asset impairment charges	172	1	—	173
Equity in loss of non-consolidated affiliates	(5)	—	—	(5)
Equity in income of financial services affiliates	(45)	—	45	—
Dividends from financial services operations	30	—	(30)	—
Dividends from non-consolidated affiliates	9	—	—	9
Change in intercompany receivables and payables	73	(73)	—	—
Other, net	(230)	(64)	—	(294)
Net cash used in operating activities	(264)	(50)	(30)	(344)
Cash flows from investing activities
Purchases of marketable securities	(1,207)	(3)	—	(1,210)
Sales of marketable securities	1,092	—	—	1,092
Maturities of marketable securities	330	—	—	330
Net change in restricted cash and cash equivalents	5	(35)	—	(30)
Capital expenditures	(56)	(1)	—	(57)
Purchase of equipment leased to others	(66)	(91)	—	(157)
Other investing activities	34	12	—	46
Net cash provided by (used in) investing activities	132	(118)	—	14
Net cash provided by (used in) financing activities	(71)	175	30	134
Effect of exchange rate changes on cash and cash equivalents	(7)	(5)	—	(12)
Increase (decrease) in cash and cash equivalents	(210)	2	—	(208)
Cash and cash equivalents at beginning of the period	727	28	—	755
Cash and cash equivalents at end of the period	$517	$30	$—	$547

Condensed Statements of Cash Activity
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Nine Months Ended July 31, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(710)	$42	$(42)	$(710)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	224	1	—	225
Depreciation of equipment leased to others	77	28	—	105
Amortization of debt issuance costs and discount	34	9	—	43
Deferred income taxes	19	—	—	19
Asset impairment charges	25	—	—	25
Gain on sales of investments and businesses, net	(13)	—	—	(13)
Equity in loss of non-consolidated affiliates	(6)	—	—	(6)
Equity in income of financial services affiliates	(42)	—	42	—
Dividends from non-consolidated affiliates	11	—	—	11
Change in intercompany receivables and payables	(12)	12	—	—
Other, net	145	190	—	335
Net cash provided by (used in) operating activities	(248)	282	—	34
Cash flows from investing activities
Purchases of marketable securities	(1,057)	(13)	—	(1,070)
Sales of marketable securities	664	—	—	664
Maturities of marketable securities	164	—	—	164
Net change in restricted cash and cash equivalents	1	(10)	—	(9)
Capital expenditures	(135)	(1)	—	(136)
Purchase of equipment leased to others	(266)	(85)	—	(351)
Other investing activities	44	3	—	47
Net cash used in investing activities	(585)	(106)	—	(691)
Net cash provided by (used in) financing activities	208	(194)	—	14
Effect of exchange rate changes on cash and cash equivalents	(21)	2	—	(19)
Decrease in cash and cash equivalents	(646)	(16)	—	(662)
Cash and cash equivalents at beginning of the period	1,059	28	—	1,087
Cash and cash equivalents at end of the period	$413	$12	$—	$425